As filed with the Securities and Exchange Commission on May 7, 2018

File No. 001-38168

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CorePoint Lodging Inc.

(Exact name of registrant as specified in its charter)

Maryland	82-1497742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600 Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 492-6600

With copies to:

Edgar J. Lewandowski Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Mark M. Chloupek Executive Vice President, Secretary and General Counsel CorePoint Lodging Inc. 909 Hidden Ridge, Suite 600 Irving, Texas 75038 (214) 492-6600

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1. Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Special Note About Forward-Looking Statements,” “Unaudited Pro Forma Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business and Properties,” “Management,” “Executive and Director Compensation” and “Certain Relationships and Related Party Transactions” of the information statement filed as Exhibit 99.1 to this Form 10 (the “information statement”). Those sections are incorporated herein by reference.

Item 1A. Risk Factors

The information required by this item is contained under the section “Risk Factors” of the information statement. That section is incorporated herein by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Summary—Summary Historical and Unaudited Pro Forma Consolidated Financial Data,” “Capitalization,” “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the information statement. Those sections are incorporated herein by reference.

Item 3. Properties

The information required by this item is contained under the sections “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties” of the information statement. Those sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Management” of the information statement. That section is incorporated herein by reference.

Item 6. Executive Compensation

The information required by this item is contained under the sections “Management” and “Executive and Director Compensation” of the information statement. Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive and Director Compensation” and “Certain Relationships and Related Party Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the section “Business and Properties—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Distribution Policy,” “Executive and Director Compensation” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities

In connection with the internal reorganization to be completed prior to the spin-off of the Registrant from La Quinta Holdings Inc. (“LQH Parent”), the Registrant expects to issue 15,000 shares of non-voting preferred stock to a wholly owned subsidiary of LQH Parent in consideration for the entities holding LQH Parent’s real estate business. Such securities will be issued in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by issuers not involving a public offering. No general solicitation or underwriters will be involved in such issuance.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors—Risks Related to Ownership of Our Common Stock,” “Distribution Policy” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions—Indemnification Agreements” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Limitation of Liability and Indemnification of Directors and Officers” of the information statement. Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the sections “Unaudited Pro Forma Consolidated Financial Statements” and “Index to Financial Statements” beginning on page F-1 of the information statement and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and between La Quinta Holdings Inc. and CorePoint Lodging Inc., dated January 17, 2018**

3.1	Form of Articles of Amendment and Restatement**

3.2	Form of Articles Supplementary relating to the Cumulative Redeemable Series A Preferred Stock **

3.3	Form of Bylaws**

10.1	Employee Matters Agreement by and between La Quinta Holdings Inc. and CorePoint Lodging Inc., dated January 17, 2018**

10.2	Form of Tax Matters Agreement between La Quinta Holdings Inc. and CorePoint Lodging Inc.**

10.3	Form of Transition Services Agreement between La Quinta Holdings Inc. and CorePoint Lodging Inc.**

10.4	Form of CorePoint Lodging Inc. 2018 Omnibus Incentive Plan**

10.5	Form of Indemnification Agreement to be entered into between CorePoint Lodging Inc. and each of its directors and executive officers**

10.6	Form of Registration Rights Agreement among CorePoint Lodging Inc. and certain of its stockholders**

10.7	Form of Registration Rights Agreement between CorePoint Lodging Inc. and La Quinta Holdings Inc.**

10.8	Form of Stockholders Agreement among CorePoint Lodging Inc. and the other parties thereto**

10.13	Offer Letter, dated April 13, 2018, between CorePoint Lodging Inc. and Keith A. Cline**

10.14	Offer Letter, dated April 13, 2018, between CorePoint Lodging Inc. and John W. Cantele**

10.15	Offer Letter, dated May 5, 2018, between CorePoint Lodging Inc. and Daniel E. Swanstrom II

21.1	Subsidiaries of CorePoint Lodging Inc.**

99.1	Preliminary Information Statement, dated May 7, 2018

**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COREPOINT LODGING INC.

By:	/s/ Keith A. Cline
Keith A. Cline
President and Chief Executive Officer

Date: May 7, 2018

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